Exhibit 99.1

B2Digital’s B2 Fighting Series Announces Most Ambitious Fight Night Schedule in Company History

TAMPA, FL, March 30, 2021 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital, Incorporated (the “Company”, “B2”, or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), announced today that the B2 Fighting Series is embarking on its biggest and most ambitious Fight Night schedule in Company history as the Company’s fiscal first quarter gets underway this week.

The next four months will feature a total of fifteen (15) hard-hitting fight nights, with nine (9) events taking place over the coming Q1 fiscal quarter.

“I have been building toward this moment for 18 years, 15 Planned fight nights in 16 weeks. I can’t wait to watch our developing fighters in the B2 Cage over the upcoming 4 months. ” noted Greg P. Bell, CEO of B2 Digital. “The context as we head into a new fiscal year is extremely encouraging: This is the most aggressive event schedule we have ever entertained, we are monetizing our events more effectively than ever before, and the vaccination timeline acceleration suggests that our increase in activity may correspond very well with the built up demand for MMA and Entertainment Events from the pandemic as the country reopens.”

B2 Digital’s B2 Fighting Series Live MMA Schedule for April – July is the Company’s most ambitious ever:

Date	Location
Apr 10	Kokomo, Indiana
Apr 17	Macon, Georgia
Apr 24	Lexington, Kentucky
May 08	Covington, Kentucky
May 15	Kansas City, Kansas
May 29	Lebanon, Tennessee
Jun 12	Jackson, Mississippi
Jun 19	Trussville, Alabama
Jun 26	Dayton, Ohio
Jul 10	Columbus, Georgia
Jul 17	Kokomo, Indiana
Jul 23	Bowling Green, Kentucky
Jul 24	Bowling Green, Kentucky
Jul 30	Cedar Rapids, Iowa
Jul 31	Cedar Rapids, Iowa

Bell added, “In simple terms, for those keeping score, just multiply the number of events times our reported average revenue per event, while allowing for upscaling in that figure as we reach a widening audience and grow our PPV business, and figure in our growing gym revenue base and brand value in the fitness marketplace. That adds up to a very encouraging outlook as we power into a fresh quarter and new fiscal year.”

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About B2Digital Inc.
With extensive background in entertainment, television, video, and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

For more information about B2Digital, visit the Company’s website at www.b2digitalotc.com.

B2Digital has a growing social media presence. Follow us on:
Twitter: @B2digitalOTC
Facebook: https://m.facebook.com/b2digitalotc/

B2Digital: MMA’s Premier Development League
www.b2digitalotc.com

B2 Fighting Series Pay Per View Link
www.b2mma.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Press Release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:
information@b2fs.com

Public Relations:
Tiger Marketing & Branding Agency
info@TigerGMP.com

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